UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2022

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously reported, on February 7, 2022 and on March 1, 2022, Visium Technologies, Inc., a Florida corporation (the “Company”), entered into Securities Purchase Agreements (the “Purchase Agreements”) with three investors (the “Investors”), pursuant to which each Investor purchased a promissory note made by the Company in favor of the Investors (the “Notes”) in the total combined principal amount of $810,000 (the “Total Principal Amount”) for a combined purchase price of $745,200 (the “Total Purchase Price”). The Notes each bear an aggregate original issue discount of $43,200, each bear interest of 8% per year and mature one year from the date of issuance, on February 7, 2023 or March 1, 2023 (the “Maturity Date”). The Notes are convertible into shares of the Company’s common stock at conversion price of $0.0018 per share, subject to adjustment as provided therein.  The Company has the right to prepay each Note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. In the seven (7) trading days prior to any prepayment the Investors shall have the right to convert their Notes into Common Stock of the Company in accordance with the terms of such Note. The Notes contain events of defaults and certain negatives covenants that are typical in the types of transactions contemplated by the Purchase Agreements. Pursuant to the Purchase Agreements, the Company issued to the Investors an aggregate 81,000,000 commitment shares of the Company’s common stock (the “Commitment Shares”) as a condition to closing.

On September 16, 2022, the Company entered into Amendment #1 with each of the Investors (the “Amendments”), pursuant to which the following amendments were made to the respective Purchase Agreements, Notes and other transaction documents: (i) the Investors waived the Company’s obligations to make interim payments; (ii) the time period for the Company to file a registration statement for the resale of the shares underlying the Notes was extended until October 31, 2022. Pursuant to the Amendments, the Company issued to each of the Investors a warrant to purchase 43,200,000 shares of the Company’s common stock (129,600,000 shares in the aggregate) (the “Warrants”). The Warrants are exercisable at a price of $0.001, provided, however, that if the Company consummates an Uplist Offering (as defined in the Warrant to refer to an offering resulting in the Company’s stock being listed with a national stock exchange), then the exercise price shall equal the offering price per share of Common Stock (or unit, if units are offered in the Uplist Offering) at which the Uplist Offering is made (the “Uplist Exercise Price”), subject to adjustment as provided in the Warrant. The Warrants are exercisable for a period of five years and exercise may be cashless under certain circumstances.

The foregoing descriptions of the Purchase Agreements, the Notes, Amendment #1 and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreements, the Notes, Amendment #1 and the Warrants, copies of the forms of which are filed as Exhibits 10.1, 4.1, 10.2 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Shares was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Shares by the Company; (d) the Shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the Shares took place directly between the individual and the Company; and (f) the recipient of the Shares is an accredited Investors.

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Item. 9.01. Financial Statements and Exhibits.

Exhibit No.:	Description:
4.1	Form of Unsecured Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2022)
4.2*	Form of Warrant
10.1	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2022)
10.2*	Form of Amendment #1

 * filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: September 22, 2022	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer

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